CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-51774 on Form S-8 of PerfectData Corporation of our report, dated March 18, 2005, appearing in this current report on Form 8-K/A of PerfectData Corporation.

Chartered Accountants
Toronto, Canada

July 5, 2005